securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Beverly A. Freeney
U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
(212) 361-2893
(Name, address and telephone number of agent for service)

.
(Issuer with respect to the Securities)

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
New York	14-0555980

284 South Avenue Poughkeepsie, New York	12601-4879
(Address of Principal Executive Offices)	(Zip Code)

Central Hudson Gas and Electric Corporation

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 20th of November, 2009.

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

By:	/s/K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 20, 2009

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President

By:	/s/ K. Wendy Kumar
K. Wendy Kumar
Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of June 30, 2009

($000’s)

6/30/2009
Assets
Cash and Balances Due From Depository Institutions	$511,962
Fixed Assets	798
Intangible Assets	65,543
Other Assets	25,230
Total Assets	$603,533

Liabilities

Other Liabilities	$17,151
Total Liabilities	$17,151

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	79,450
Total Equity Capital	$586,382

Total Liabilities and Equity Capital	$603,533

_____________________________________________________________
To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

Date: November 20, 2009